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                                                                     EXHIBIT 5.1

                  [Form of Opinion of Greenberg Traurig, P.A.]

                                December __, 1998


Hamilton Capital Trust I
Hamilton Bancorp Inc.
3750 N.W. 87th Avenue
Miami, Florida 33178

Ladies and Gentlemen:

         We have acted as counsel to Hamilton Bancorp Inc., a Florida corporation (the "Company"), and Hamilton Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation of the Registration Statement on Form S-3 filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the guarantee by the Company of up to 1,265,000 of the Trust's _____% Beneficial Unsecured Securities, Series A, liquidation amount of $10 per capital security (the "Series A Capital Securities"), with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee"), (ii) up to $12,650,000 principal amount of _____% Junior Subordinated Deferrable Interest Debentures due __________, 2028 (the "Junior Subordinated Debentures") to be issued by the Company and (iii) the Series A Capital Securities.

         This opinion is being provided in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Act.

         In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i) the Registration Statement on Form S-3 (File No. 333-68453) as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on December 7, 1998, as amended on December 10, 1998 and December __, 1998 (the Registration Statement as amended is referred to as the "Registration Statement");

         (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on December 3, 1998;

         (iii) the Amended and Restated Trust Agreement of the Trust, dated as of December __, 1998 (the "Declaration"), among Wilmington Trust Company, as property trustee (the "Property Trustee"), Wilmington Trust Company, as Delaware trustee, Hamilton Bancorp, Inc., as sponsor and debenture issuer and John M.R. Jacobs, Marilyn Alvarado and Lynn Hernandez, the administrative trustees of the Trust;

         (iv) the form of the Series A Capital Securities and a specimen certificate thereof;





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Hamilton Capital Trust I
Hamilton Bancorp Inc.
December __, 1998
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         (v) an executed copy of the Indenture, dated as of December __, 1998
(the "Indenture"), between Wilmington Trust Company, as Indenture Trustee, and the Company;

         (vi) the form of the Junior Subordinated Debentures and a specimen certificate thereof;

         (vii) the Guarantee;

         (viii) the Articles of Incorporation and Bylaws of the Company certified by the Secretary of the Company; and

         (ix) resolutions adopted by the Board of Directors of the Company on December __, 1998, certified by the Secretary of the Company.

         Based upon our review of the foregoing documents, and subject to the qualifications set forth below, it is our opinion that when the Registration Statement becomes effective:

         1. The Guarantee has been duly authorized by the Company, and when (a) the Declaration and Indenture have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (b) the Guarantee is duly executed and delivered by the Company, the Guarantee will constitute a valid, legal and binding agreement of the Company in favor of the holders of Series A Capital Securities, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) rights of the United States of America under the Federal Tax Lien Act of 1966;
(ii) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar debtor relief laws or laws relating to or affecting creditors' rights generally from time to time in effect under state and Federal law; (iii) general principles of equity (whether considered in a proceeding in equity or at law); (iv) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief; (v) public policy or other limitations on indemnification or contribution under applicable securities laws; or (vi) the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including, without limitation, the remedies of specific performance and self-help and provisions imposing penalties, forfeitures and liquidated damages and waiving objections to venue and forum.

         2. The Junior Subordinated Debentures have been duly authorized for issuance by the Company, and when (a) the Declaration and Indenture have been qualified under the Trust Indenture Act, and (b) the Junior Subordinated Debentures are duly executed, authenticated and issued in accordance with the Indenture, the Junior Subordinated Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) rights of the United States of America under the Federal Tax Lien Act of 1966;
(ii) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar debtor relief laws or laws relating to or affecting creditors' rights generally from time to





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Hamilton Capital Trust I
Hamilton Bancorp Inc.
December __, 1998
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time in effect under state and Federal law; (iii) general principles of equity
(whether considered in a proceeding in equity or at law); (iv) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief; (v) public policy or other limitations on indemnification or contribution under applicable securities laws; or (vi) the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including, without limitation, the remedies of specific performance and self-help and provisions imposing penalties, forfeitures and liquidated damages and waiving objections to venue and forum.

         3. The Series A Capital Securities have been duly authorized for issuance by the Trust, and when (a) the Declaration has been qualified under the Trust Indenture Act, and (b) the Series A Capital Securities are duly executed, authenticated and issued in accordance with the Declaration, the Series A Capital Securities will represent, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration except to the extent that enforcement of the Declaration may be limited by (i) rights of the United States of America under the Federal Tax Lien Act of 1966; (ii) applicable liquidation, conservatorship, bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or similar debtor relief laws or laws relating to or affecting creditors' rights generally from time to time in effect under state and Federal law; (iii) general principles of equity (whether considered in a proceeding in equity or at law); (iv) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief; (v) public policy or other limitations on indemnification or contribution under applicable securities laws; or (vi) the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of certain covenants, remedies and other provisions, including, without limitation, the remedies of specific performance and self-help and provisions imposing penalties, forfeitures and liquidated damages and waiving objections to venue and forum.

         4. The holders of the Series A Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Series A Capital Securities may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Series A Capital Securities and
(b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

         In providing the foregoing opinions we have assumed, without investigation, the authenticity of documents submitted to us as originals, the conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such documents submitted to us as copies, the genuineness of all signatures and the legal capacities of natural persons. In













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Hamilton Capital Trust I
Hamilton Bancorp Inc.
December __, 1998
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addition, we have assumed that each of the entities or persons other than the
Company, the Trust and their respective representatives executing the documents had the power and authority to enter into and perform all of its obligations under such documents, and have also assumed the due execution and delivery of these documents by each such entity or person. We have relied on the opinion of Richards, Layton & Finger as to certain matters involving Delaware law.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                        Very truly yours,


                                        Greenberg Traurig, P.A.